Exhibit 99.1

Citizens First Corporation Announces Second Quarter 2017 Results and Completion of Preferred Stock Redemption

mailto:tkanipe@citizensfirstbank.com mailto:smarcum@citizensfirstbank.com
NEWS For Immediate Release	Contact: Todd Kanipe, CEO tkanipe@citizensfirstbank.com Steve Marcum, CFO smarcum@citizensfirstbank.com Citizens First Corporation 1065 Ashley Street, Suite 150 Bowling Green, KY 42103 270.393.0700

BOWLING GREEN, KY, July 20, 2017 – Citizens First Corporation (NASDAQ: CZFC) today reported results for the second quarter ending June 30, 2017, which include the following:

For the quarter ended June 30, 2017, the Company reported net income of $1.11 million, or $0.43 per diluted common share.  This represents an increase of $34,000 from $1.07 million, or $0.42 per diluted common share, for the quarter ended June 30, 2016.    For the six months ended June 30, 2017, net income totaled $2.02 million, or $0.79 per diluted common share.  This represents an increase of $36,000, or $0.01 per diluted common share, from the net income of $1.98 million in the first six months of the previous year.

As of June 30, 2017, the Company completed the redemption of the 6.5% Cumulative Preferred Stock, which provided an additional $7.1 million in common equity. Outstanding common shares of the Company increased 25% as a result of the preferred shareholders’ option to convert preferred shares into common shares. The Company’s tangible common equity ratio increased from 6.83% at December 31, 2016 to 8.75% at June 30, 2017.  “In addition to improving our tangible common equity, the conversion of the preferred shares will reduce annual preferred dividend expense by $476,000,” said Todd Kanipe, President and CEO.

Income Statement Second Quarter 2017 Compared to Second Quarter 2016

Net interest income decreased $45,000, or 1.2%, as the yield on loans decreased and the cost of funds increased from the second quarter of the prior year.    The Company’s net interest margin was 3.69% for the quarter ended June 30, 2017, compared to 3.92% for the quarter ended June 30, 2016, a decrease of 23 basis points.  The Company’s net interest margin decreased primarily due to a decline in the yield on loans and an increase in the cost of interest-bearing liabilities.

There was no provision for loan losses in the second quarter of the current year compared to an ($85,000) (credit) provision for loan losses in the second quarter of the prior year.

Non-interest income increased $7,000, or 0.8%, from the prior year primarily due to  an increase in lease income of $31,000 and other service charges and fees of $29,000, offset by a decrease in gains on sale of securities of $55,000.

Non-interest expense decreased $177,000, or 5.2%, from the prior year primarily due to a decrease in other expenses of $78,000, a reduction in occupancy expenses of $46,000, and a decrease in personnel expense of $21,000.

Income Statement Current Year Compared to Prior Year

Net interest income decreased $128,000, or 1.6%, as the yield on loans decreased and the cost of funds increased from the prior year.  The Company’s net interest margin was 3.68% for the six months ended June 30, 2017, and 3.93% for the six months ended June 30, 2016, a decrease of 25 basis points.  The Company’s net interest margin decreased due to a decrease in the yield on average earning assets coupled with an increase in the cost of average interest-bearing liabilities.

Non-interest income decreased $40,000, or 2.2%, primarily due to a reduction in gains on the sale of securities of $83,000 and a decrease in service charges on deposit accounts of $59,000, offset by an increase in other service charges and fees of $45,000 and lease income of $38,000.

Non-interest expense decreased $340,000, or 5.0%, primarily due to reductions in all categories of expenses, including $71,000 in personnel expenses and $68,000 in occupancy expenses.  “We have been successful in lowering operating expenses which has contributed to the improvement of the overall profitability of the Company,” Kanipe added.

Credit Quality

Non-performing assets totaled $2.9 million, or 0.63% of total assets, at June 30, 2017 compared to $23,000, or 0.01% of total assets at December 31, 2016, an increase of $2.9 million.   Two agricultural-related credits were moved to non-accrual status during the first quarter of 2017.

The allowance for loan losses at June 30, 2017 was $4.9 million, or 1.36% of total loans, compared to $4.9 million, or 1.35% of total loans as of December 31, 2016.  We consider the size, volume and credit quality of the loan portfolio as well as recent economic and other external influences to record the allowance for loan losses and provision for loan losses that is directionally consistent with our loan portfolio.

Balance Sheet

Total assets at June 30, 2017 were $462.4 million compared to $455.4 million at December 31, 2016.  Total assets increased $6.9 million, or 1.5%, from December 31, 2016 to June 30, 2017 due to a growth in loans and interest-bearing deposits in other financial institutions, partially offset by a decline in available-for-sale securities.

Loans increased $1.1 million, or 0.3%, from December 31, 2016 to June 30, 2017.  “Higher than anticipated payoffs and softer loan demand resulted in flat average loan balances in the second quarter of 2017,” Kanipe noted.  Deposits increased $426,000, or 0.1%, from December 31, 2016 to June 30, 2017.  Borrowings from the Federal Home Loan Bank increased $5.0 million, or 14.3%, from December 31, 2016 to June 30, 2017.

Stockholders’ equity increased to $44.3 million at June 30, 2017 from $42.4 million at December 31, 2016.  The book value per common share and tangible book value per common share ratios were $17.55 and $15.87, respectively, at June 30, 2017 compared to $17.54 and $15.40, respectively, at December 31, 2016.

Redemption and Conversion of Cumulative Preferred Stock

On May 15, 2017, the Board of Directors of the Company authorized the redemption of all 229 outstanding shares of the Company’s Cumulative Convertible Preferred Stock (“Preferred Shares”) as of June 30, 2017 (the “Redemption Date”) at the redemption price of $31,992 per share (the Stated Value of the Preferred Shares), plus accrued and unpaid dividends.  The Preferred Shares were convertible at the option of the holder, until the day prior to the Redemption Date, into a number of shares of common stock determined by dividing the Stated Value of the Preferred Shares ($31,992) by $14.06, the conversion price.

From May 15, 2017 to the Redemption Date, the Company issued an aggregate of 507,325 shares of common stock upon conversion of 223 Preferred Shares.  Six preferred shares with an aggregate redemption price of $191,952 were redeemed.    As a result of the conversion of Preferred Shares, the outstanding shares of the Company’s common stock have increased from 2,019,052 to 2,526,377 as of June 30, 2017.

About Citizens First Corporation

Citizens First Corporation is a bank holding company headquartered in Bowling Green, Kentucky and established in 1999.  The Company has branch offices located in Barren, Hart, Simpson and Warren Counties in Kentucky, and a loan production office in Williamson County, Tennessee.  Additional information concerning our products and services is available at www.citizensfirstbank.com.

Forward-Looking Statements

Statements in this press release relating to Citizens First Corporation's plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company’s current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially.  Among the risks and uncertainties that could cause actual results to differ materially are current and future economic and business conditions; possible changes in trade, monetary, and fiscal policies, as well as legislative and regulatory changes; changes in the interest rate environment and our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; changes in the quality or composition of our loan or investment portfolios; increases in our nonperforming assets, or our inability to recover or absorb losses created by such nonperforming assets; and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Condition

	(In Thousands, Except Share Data and ratios)
	June 30,	December 31,	December 31,
	2017	2016	2015
Assets
Cash and due from financial institutions	$6,769	$8,542	$8,865
Federal funds sold	—	—	6,390
Interest-bearing deposits in other financial institutions	24,351	11,018	2,728
Available-for-sale securities	48,560	53,547	60,200
Loans held for sale	—	264	—
Loans	360,470	359,391	330,782
Allowance for loan losses	(4,898)	(4,854)	(4,916)
Premises and equipment, net	9,212	9,390	9,998
Bank owned life insurance (BOLI)	8,439	8,351	8,174
Federal Home Loan Bank (FHLB) stock, at cost	2,053	2,025	2,025
Accrued interest receivable	1,435	1,622	1,680
Deferred income taxes	1,210	1,464	1,328
Goodwill and other intangible assets	4,256	4,291	4,362
Other real estate owned	—	—	100
Other assets	499	371	465
Total Assets	$462,356	$455,422	$432,181
Liabilities
Deposits
Noninterest bearing	$50,404	$52,322	$48,522
Savings, NOW and money market	175,400	173,620	168,335
Time	145,061	144,497	153,531
Total deposits	370,865	370,439	370,388
FHLB advances and other borrowings	40,000	35,000	15,000
Subordinated debentures	5,000	5,000	5,000
Accrued interest payable	229	220	213
Other liabilities	1,923	2,399	2,056
Total Liabilities	418,017	413,058	392,657
Stockholders’ Equity
6.5% Cumulative convertible preferred stock	—	7,261	7,659
Common stock	33,050	25,920	25,406
Retained earnings	11,321	9,706	6,304
Accumulated other comprehensive income (loss)	(32)	(523)	155
Total stockholders’ equity	44,339	42,364	39,524
Total liabilities and stockholders’ equity	$462,356	$455,422	$432,181

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Income

	Three months ended
	(In Thousands, Except Per Share Data and ratios)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Interest and dividend income	$4,593	$4,457	$4,572	$4,557	$4,536
Interest expense	726	677	652	639	624
Net interest income	3,867	3,780	3,920	3,918	3,912

Provision (credit) for loan losses	—	30	—	—	(85)

Non-interest income
Service charges on deposit accounts	327	278	371	361	339
Other service charges and fees	301	264	245	262	272
Gain on sale of mortgage loans	88	68	97	110	91
Non-deposit brokerage fees	91	87	85	83	75
Lease income	80	52	52	61	49
BOLI income	45	43	44	45	44
Gain on sale of securities	—	23	—	20	55
Total non-interest income	932	815	894	942	925

Non-interest expenses:
Personnel expense	1,655	1,734	1,741	1,674	1,676
Net occupancy expense	446	461	471	481	492
Advertising and public relations	77	71	75	86	98
Professional fees	171	130	50	98	137
Data processing services	251	253	256	262	263
Franchise shares and deposit tax	132	132	132	132	132
FDIC insurance	49	49	47	58	59
Other real estate owned expenses	—	—	1	(8)	23
Other	432	461	457	452	510
Total non-interest expenses	3,213	3,291	3,230	3,235	3,390

Income before income taxes	1,586	1,274	1,584	1,625	1,532
Income taxes	478	367	481	490	458
Net income	1,108	907	1,103	1,135	1,074
Dividends on preferred stock	119	119	124	124	123
Net income available for common stockholders	$989	$788	$979	$1,011	$951
Basic earnings per common share	$0.47	$0.39	$0.49	$0.50	$0.48
Diluted earnings per common share	$0.43	$0.36	$0.43	$0.45	$0.42

Consolidated Financial Highlights (Unaudited)

Key Operating Statistics

	Three months ended
	(In Thousands, Except Per Share Data and ratios)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Average:
Assets	$454,524	$452,265	$444,168	$442,042	$439,081
Earning Assets	427,675	424,349	417,161	414,569	409,722
Loans	363,733	363,824	347,046	344,733	338,456
Interest-bearing deposits	319,883	314,939	310,336	304,473	311,084
Deposits	368,743	364,227	360,816	354,953	360,209
Borrowed funds	39,769	43,078	38,429	42,490	35,868
Equity	44,047	42,827	42,652	42,002	40,912
Common equity	38,240	35,718	35,391	34,741	33,651

Return on average assets	0.98%	0.81%	0.99%	1.02%	0.98%
Return on average equity	10.09%	8.59%	10.29%	10.75%	10.56%

Efficiency ratio	66.10%	70.96%	66.20%	65.86%	69.74%
Non-interest income to average assets	0.82%	0.73%	0.80%	0.85%	0.85%
Non-interest expenses to average assets	2.84%	2.95%	2.89%	2.91%	3.11%
Net overhead to average assets	2.01%	2.22%	2.09%	2.06%	2.26%
Yield on loans	4.69%	4.60%	4.86%	4.86%	4.95%
Yield on investment securities (TE)	2.85%	2.87%	2.58%	2.66%	2.77%
Yield on average earning assets (TE)	4.37%	4.32%	4.42%	4.44%	4.53%
Cost of average interest bearing liabilities	0.81%	0.77%	0.74%	0.73%	0.72%
Net interest margin (TE)	3.69%	3.68%	3.80%	3.83%	3.92%
Number of FTE employees	95	94	95	94	96

Asset Quality Indicators:
Non-performing loans to total loans	0.80%	0.83%	0.01%	0.05%	0.06%
Non-performing assets to total assets	0.63%	0.65%	0.01%	0.04%	0.06%
Allowance for loan losses to total loans	1.36%	1.34%	1.35%	1.45%	1.43%
YTD net charge-offs (recoveries) to average loans, annualized	(0.01)%	(0.02)%	(0.01)%	(0.05)%	(0.07)%
YTD net charge-offs (recoveries)	(13)	(22)	(23)	(130)	(119)

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Income

	Six Months Ended
	June 30,	June 30,
	2017	2016
Interest and dividend income	$9,050	$9,012
Interest expense	1,403	1,237
Net interest income	7,647	7,775

Provision (credit) for loan losses	30	(85)

Non-interest income
Service charges on deposit accounts	605	664
Other service charges and fees	565	520
Gain on sale of mortgage loans	156	168
Non-deposit brokerage fees	178	147
Lease income	132	94
BOLI income	88	88
Gain on sale of securities	23	106
Total non-interest income	1,747	1,787

Non-interest expenses:
Personnel expense	3,389	3,460
Net occupancy expense	907	975
Advertising and public relations	148	159
Professional fees	301	317
Data processing services	504	519
Franchise shares and deposit tax	264	264
FDIC insurance	98	118
Other real estate owned expenses	—	24
Other	893	1,008
Total non-interest expenses	6,504	6,844

Income before income taxes	2,860	2,803
Income taxes	845	824
Net income	2,015	1,979
Dividends on preferred stock	238	247
Net income available for common stockholders	$1,777	$1,732
Basic earnings per common share	$0.86	$0.87
Diluted earnings per common share	$0.79	$0.78

Consolidated Financial Highlights (Unaudited)

Key Operating Statistics

	Six Months Ended
	(In Thousands, Except Per
	Share Data and ratios)
	June 30,	June 30,
	2017	2016
Average:
Assets	$453,401	$436,112
Earning Assets	426,021	406,181
Loans	363,778	335,728
Interest-bearing deposits	317,425	315,724
Deposits	366,498	363,803
Borrowed funds	41,415	29,631
Equity	43,441	40,534
Common equity	36,987	33,241

Return on average assets	0.90%	0.91%
Return on average equity	9.35%	9.82%

Efficiency ratio	68.47%	70.63%
Non-interest income to average assets	0.78%	0.74%
Non-interest expenses to average assets	2.89%	3.07%
Net overhead to average assets	2.12%	2.33%
Yield on loans	4.65%	4.95%
Yield on investment securities (TE)	2.86%	2.77%
Yield on average earning assets (TE)	4.34%	4.54%
Cost of average interest bearing liabilities	0.79%	0.72%
Net interest margin (TE)	3.68%	3.93%
Number of FTE employees	95	96

Consolidated Financial Highlights (Unaudited)

	(In Thousands, Except Share Data and ratios)
	June 30,	December 31,	December 31,
Consolidated Capital Ratios	2017	2016	2015

Total shareholders’ equity to total assets ratio	9.59%	9.30%	9.15%
Tangible equity ratio (1)	8.75%	8.44%	8.22%
Tangible common equity ratio (1)	8.75%	6.83%	6.43%
Book value per common share	$17.55	$17.54	$16.18
Tangible book value per common share (1)	$15.87	$15.40	$13.97
End of period common share closing price	$22.14	$18.00	$13.74

(1)

The tangible equity ratio, tangible common equity ratio and tangible book value per common share, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered critical metrics with which to analyze banks.  The ratio and per share amount have been included to facilitate a greater understanding of the Company’s capital structure and financial condition.  See the Regulation G Non-GAAP Reconciliation table for reconciliation of this ratio and per share amount to GAAP.

	(In Thousands, Except Share Data and ratios)
	June 30,	December 31,	December 31,
Regulation G Non-GAAP Reconciliation:	2017	2016	2015

Total shareholders’ equity (a)	$44,339	$42,364	$39,524
Less:
Preferred stock	—	(7,261)	(7,659)
Common equity (b)	44,339	35,103	31,865
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(159)	(194)	(265)
Tangible common equity (c)	40,083	30,812	27,503
Add:
Preferred stock	—	7,261	7,659
Tangible equity (d)	40,083	38,073	35,162

Total assets (e)	462,356	455,422	432,181
Less:
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(159)	(194)	(265)
Tangible assets (f)	$458,100	$451,131	$427,819
Shares outstanding (in thousands) (g)	2,526	2,001	1,969

Book value per common share (b/g)	$17.55	$17.54	$16.18
Tangible book value per common share (c/g)	$15.87	$15.40	$13.97
Equity to assets ratio (a/e)	9.59%	9.30%	9.15%
Tangible equity ratio (d/f)	8.75%	8.44%	8.22%
Common equity ratio (b/e)	9.59%	7.71%	7.37%
Tangible common equity ratio (c/f)	8.75%	6.83%	6.43%